EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the quarterly report of LF Capital Acquisition Corp. II (the “Company”) on Form 10-Q for the period ended September 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Scott Reed, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. Information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November [●], 2022

By:	/s/ Scott Reed
Name:	Scott Reed
Title:	President, Chief Executive Officer
(Principal Executive Officer)